                                                                  Rule 424(b)(3)
                                                              File No. 333-20667
                                                       Republic Industries, Inc.




                        SUPPLEMENT NO. 2 DATED MARCH 10, 1997
                        TO PROSPECTUS DATED FEBRUARY 4, 1997




        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:




                                               Shares Beneficially          Shares to be Offered
                                                  Owned Prior to             for The Selling
Selling Stockholder                                The Offering             Stockholder's Account
-------------------                            -------------------          ---------------------

Bank Atlantic Foundation-Annenberg Fund...           1,530                         1,530
Tripp Family Foundation, Inc..............             700                           700



----------------------